CERTIFICATE OF DESIGNATION,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF
                 SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF
                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Company") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

         2. The Company's certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.01 per share and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid has adopted the following resolutions creating a Series C Convertible Redeemable issue of Preferred Stock.

         RESOLVED, that the Company is authorized to issue Series C Convertible Redeemable Preferred Stock on the following terms and with the provisions herein set forth:

         (1) DESIGNATION AND NUMBER OF SHARES. Of the 10,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Company's Certificate of Incorporation, as amended, 110,000 are hereby designated as Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock''). Shares of Series C Preferred Stock are sometimes referred to herein as "Series C Preferred Shares."

         (2) DIVIDENDS. The Series C Preferred Stock shall pay, on each anniversary of the issuance of the first share of Series C Preferred Stock, cumulative dividends at the rate of 8.0% per annum of the Stated Value (as defined herein), in cash, out of any funds and assets legally available and will receive dividends on an as converted basis at any time holders of the common stock of the Company ("Common Stock") receive dividends. The right to cash dividends on the Series C Preferred Stock will not accrue if the Series C Preferred is mandatorily converted at any time prior to the first anniversary of the first issuance of any shares of the Series C Preferred Stock, by reason of the occurrence of the Company's initial public offering as provided in Section 3.b; not withstanding the foregoing, dividends will accrue on a daily basis, based on a 360 calendar year, and upon any non-mandatory conversion or redemption will be paid in cash. No dividends shall be paid to the holder of any other security of the Company, including but not limited to shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and any other class or series of capital stock hereafter issued (together all such specified and unspecified


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

securities of the Company being referred to collectively as "Junior Securities"), unless all then accrued but unpaid dividends have been paid with respect to all outstanding shares of the Series C Preferred Stock. Notwithstanding the foregoing limitations of this Section (2), the Company shall be permitted to pay dividends to the holders of the Company's Series A and Series B Preferred Stock in the form of common stock, but not in cash.

         (3) CONVERSION.

         a. VOLUNTARY CONVERSION. Each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock (the "Conversion Shares") based upon a conversion price per share of Common Stock of $0.90 per share (the "Voluntary Conversion Price''). The Voluntary Conversion Price shall be subject to adjustment as provided in Section (3) c.

         Conversion shall be effective at the close of business on the day of receipt by the Company of the Notice of Conversion (as hereafter defined) from the holder of the Series C Preferred Stock, together with the original stock certificate evidencing the Series C Preferred Stock.

         b. MANDATORY CONVERSION. In the event the Company completes an initial public offering of its Common Stock (either alone or in combination with other securities of the Company) under the Securities Act of 1933, as amended ("Securities Act"), the Series C Preferred Stock will immediately convert into shares of the Company's Common Stock without any notice required on the part of the Company or the holder. In such event the Mandatory Conversion Price shall be equal to the lesser of (i) 75% of the initial public offering price of the Common Stock; or (ii) the Voluntary Conversion Price then in effect. In the event that the Company's initial public offering provides for one or more warrants to be received by purchasers of the Common Stock, the holder of Series C Preferred Stock shall also receive one or more warrants identical to the warrants issued in the initial public offering, at the same ratio as that in the initial public offering. By way of example and not intended to limit the foregoing, if the Company's initial public offering provides that purchasers must purchase one warrant to purchase Common Stock for each share of Common Stock purchased in the offering (regardless of whether the Common Stock and warrant are offered as separate securities with a separate price as components of a unit), then the holders of the Series C Preferred Stock will also receive one warrant for each share of Common Stock issued upon conversion of the Series C Preferred Stock.

         c. ADJUSTMENTS TO VOLUNTARY CONVERSION PRICE. The Voluntary Conversion Price provided for herein shall be subject to the following adjustments:

                  i. If the Company shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the Voluntary Conversion Price in effect immediately prior to the date fixed for the determination of shareholders entitled to such dividends shall be proportionately decreased (adjusted to the nearest 1/1,000 of a share of Common Stock), such adjustment to become effective immediately after the date fixed for such determination.


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

                  ii. If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Voluntary Conversion Price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased (adjusted to the nearest 1/1,000 of a share of Common Stock), as the case may require, such decrease or increase, as the case may be, to become effective when such subdivision or combination becomes effective.

                  iii.  In  the  case  of  any  reclassification  or  change  of outstanding shares of Common Stock issuable upon the conversion of the Series C Preferred Stock, or in the case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such Series C Preferred Stock into the same kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such shares of Series C Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, however, that effective provision(s) shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of Series C Preferred Stock shall thereafter become applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series C Preferred Stock (that remains outstanding or other convertible preferred shares receivable in place of the Series C Preferred Stock by the holders thereof); and provided, further, that any such resulting, surviving, or successor corporations shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of Series C Preferred Stock remaining outstanding, or other convertible preferred shares receivable by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The provisions of this Section 3.
         c. iii. shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  In case securities or property other than shares of Common Stock shall be issuable or deliverable upon the conversion as aforesaid, then all references in this section shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subsection iii.


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

         d. CONVERSION PROCEDURE. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock and other securities issuable upon conversion within three (3) business days after the mandatory conversion, or in the case of a voluntary conversion after the Company receives a fully executed Notice of Conversion and original certificates for the Series C Preferred Stock. The Company shall bear the cost associated with the issuance of the Common Stock and other securities issuable upon conversion. The Common Stock and other securities issuable upon conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act, and that it CANNOT BE transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel reasonably acceptable to the Company. The Common Stock and other securities issuable upon conversion shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel reasonably acceptable to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered and other securities issuable upon conversion shall be treated as a common stockholder of the Company at the close of business on the date the Notice of Conversion is received by the Company. With respect to a mandatory conversion the certificates representing the Series C Preferred Stock shall be cancelled, as reflected in the records of the Company on the date of the initial closing of the initial public offering.

         f. Upon conversion of the Series C Preferred Stock after the date of the first issuance of the first share thereof, the Company will pay in cash any pro rata accrued dividends and unpaid dividends due at the effective date of conversion, unless such conversion occurs prior to the one year anniversary of issuance.

         (4) LIQUIDATION PREFERENCE. The Series C Preferred Stock upon any bankruptcy, liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a "Liquidation") will be entitled to a liquidation preference to any payment of any nature whatsoever in respect of the Junior Securities equal to $90 per share (the "Stated Value"), plus any accrued and unpaid dividends. If the assets and funds of the Company available for payment to the holders of the Series C Preferred Stock, after payment with respect to all senior securities, if any, are insufficient to pay the liquidation preference described above, the entire remaining assets or property of the Company will be paid ratably to the holders of the Series C Preferred Stock in proportion to their aggregate liquidation preferences.

         (5) A MANDATORY REDEMPTION.

         a. At any time commencing on the first anniversary of the first issuance of Series C Preferred Stock and ending thirty days thereafter, the Company may give written notice ("Mandatory Redemption Notice") of its intention to redeem, in whole or in part, the Series C Preferred Shares at a price per share equal to 115% of the Stated Value plus pro rata accrued dividends and unpaid dividends due through the date of redemption (the "Mandatory Redemption Price"). The Mandatory Redemption Notice may not be given prior to the one-year anniversary of the first issuance of Series C Preferred Stock. No sinking fund shall be required for the redemption of the Series C Preferred Stock.


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

         b. The Company shall give the Mandatory Redemption Notice by first class mail to all holders of the Series C Preferred Stock. The Mandatory Redemption Notice shall set forth the number of Series C Preferred Shares being redeemed, the date on which such redemption shall be effective (the "Redemption Date"), which date shall be not later than 30 days after to the date the Mandatory Redemption Notice is mailed. The Mandatory Redemption Notice shall be mailed to each holder at the address as it appears on the stock transfer books of the Company.

         c. In order to receive the Mandatory Redemption Price, each holder of the Series C Preferred Stock shall surrender to the Company at the place designated in the Mandatory Redemption Notice the certificate(s) representing the number of shares specified in the Mandatory Redemption Notice, where upon the Company shall within three (3) business days pay the Mandatory Redemption Price multiplied by the number of shares redeemed to such holder. Upon the Redemption Date, such redeemed Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the Mandatory Redemption Price per share. The right to convert the Series C Preferred Shares shall terminate as to the shares designated for redemption as of the close of business on the business day immediately preceding the Redemption Date.

         (5) B. VOLUNTARY REDEMPTION.

         a. After the second year anniversary of the first issuance of Series C Preferred Stock and for so long as the Company's Common Stock or other securities into which the Series C Preferred Stock is convertible are not publicly traded and a Liquidation has not occurred, each holder of Series C Preferred Stock may, at its option, require the Company to redeem its shares of Series C Preferred Stock. The price per share payable upon redemption of the Series C Preferred Stock shall be 112% of the Stated Value, plus pro rata accrued dividends and unpaid dividends due (the "Voluntary Redemption Price").

         b. If the funds of the Company legally available for redemption of shares of the Series C Preferred Stock are insufficient to redeem the total number of shares of Series C Preferred Stock requested to be redeemed on such date, the Company shall use those funds that are legally available to redeem the maximum possible number of such shares on a pro rata basis (based upon aggregate liquidation value) among the holders of such shares to be redeemed. The shares of the Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Company are legally available for the redemption of shares of the Series C Preferred Stock, such funds will immediately be used to redeem the balance of, or if not sufficient to redeem the full balance, redeem on a pro rata basis (based upon aggregate liquidation value), the shares that the Company has become obligated to redeem but which it has not redeemed.

         (6) RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be necessary to effect the


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

conversion of all of the then outstanding shares of Series C Preferred Stock, the sufficiency of which shall be determined by using the Voluntary Conversion Price then in effect.

         (7) NO PREEMPTIVE RIGHTS. No holder of the Series C Preferred Stock shall be entitled, as a right, to purchase or subscribe for any part of the unissued capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

         (8) NO VOTING RIGHTS. Holders of Series C Preferred Stock shall not have voting rights other than as may be required by law, provided, however, that the Company shall provide the holders of the Series C Preferred Stock with notice at least twenty (20) days in advance of the record date for any vote by the holders of Common Stock in connection with a merger, dissolution, or sale of all or substantially all of the assets of the Company.

         (9) NO FRACTIONAL SHARES. The Series C Preferred Stock shall not be converted into fractions of a share and, where applicable, will be rounded up to the nearest whole number of shares or other securities upon conversion into Common Stock or other securities.

         (10) NO IMPAIRMENT; SENIORITY. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations. The Company (i) will not create any class of capital stock that is senior or pari passu in any way to the rights of the Series C Preferred Stock, as herein set forth or (ii) repurchase or otherwise acquire for cash or property any outstanding securities of the Company, unless and until the Company has obtained the approval of a majority of the then outstanding shares of Series C Preferred Stock, in the manner as provided in the Delaware General Corporation Law and filed the appropriate amendment to this Certificate of Designations with the Secretary of State of the State of Delaware.

         (11) RETURN OF STATUS AS AUTHORIZED SHARES. Upon any conversion or redemption of the Series C Preferred Stock, the shares converted or redeemed will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Incorporation.

         FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C Convertible Redeemable Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.


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

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series C Convertible Redeemable Preferred Stock effective as of December 18, 2003.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.



By:  /S/ MATTHEW ROSEN
Name:  MATTHEW ROSEN
Title:  PRESIDENT AND CHIEF OPERATING OFFICER


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